SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):
                        October 15, 1997

                        TIME WARNER INC.
     (Exact name of registrant as specified in its charter)


        Delaware                    1-12259             13-3527249
 (State or other jurisdiction      (Commission         (I.R.S. Employer
  of incorporation                  File Number)       Identification No.)
  or organization)


            75 Rockefeller Plaza, New York, NY 10019
      (Address of principal executive offices)  (zip code)

                        (212) 484-8000
      (Registrant's telephone number, including area code)

                        Not Applicable
  (Former name or former address, if changed since last report)

Item 5.

          On October 15, 1997, Time Warner Inc. announced its results of operations for the quarter ended September 30, 1997 as set forth below.

                        TIME WARNER INC.
              CONSOLIDATED STATEMENT OF OPERATIONS
                       BY BUSINESS SEGMENT
             (In millions, except per share amounts)
                           (Unaudited)

                                   Three Months Ended     Nine Months Ended
                                      September 30,         September 30,
                                    1997         1996      1997       1996
 Revenues:
 Publishing                        $1,027        $1,034    $3,004    $2,951
 Music                                880           900     2,635     2,759
 Cable Networks - TBS                 748             -     2,092         -
 Filmed Entertainment - TBS           363             -     1,097         -
 Cable                                248           230       740       677
 Intersegment elimination             (35)           (7)     (110)      (23)

 Total revenues                    $3,231        $2,157    $9,458    $6,364

 Business segment operating income before
    depreciation and amortization:
 Publishing                        $  114        $   99    $  380    $  335
 Music                                111           143       376       454
 Cable Networks - TBS                 151             -       472         -
 Filmed Entertainment - TBS            70             -       108         -
 Cable                                141           122       412       352
 Intersegment elimination              (4)            -       (11)        -
                                      583           364     1,737     1,141

 Depreciation and amortization       (320)         (225)     (935)     (677)

 Business segment operating income    263           139       802       464

 Equity in pretax income of Entertainment Group,
    substantially all TWE              96            61       522       270
 Interest and other, net             (309)         (276)     (904)     (854)
 Corporate expenses                   (17)          (16)      (60)      (52)

 Income (loss) before income taxes     33           (92)      360      (172)
 Income tax (provision) benefit       (61)            1      (306)      (43)

 Income (loss) before extraordinary
   item                               (28)          (91)       54      (215)
 Extraordinary loss on retirement of debt, net of income
    tax benefits of $5 million, $ - million, $16 million
    and $22 million, respectively      (7)            -       (24)      (35)

 Net income (loss)                    (35)          (91)       30      (250)
 Preferred dividend requirements      (81)          (76)     (238)     (180)

 Net loss applicable to common
   shares                          $ (116)       $ (167)   $ (208)   $ (430)


 Loss per common share:
 Loss before extraordinary item    $(0.19)       $(0.43)   $(0.33)   $(1.02)

 Net loss                          $(0.20)       $(0.43)   $(0.37)   $(1.11)

 Average common shares              573.3         385.0     564.4 .   388.7

                       ENTERTAINMENT GROUP
                COMBINED STATEMENT OF OPERATIONS
                       BY BUSINESS SEGMENT
                    (In millions; unaudited)

                                  Three Months Ended   Nine Months Ended
                                    September 30,       September 30,
                                   1997       1996      1997       1996
 Revenues:
 Filmed Entertainment -
   Warner Bros.                   $1,399        $1,445     $3,830    $3,935
 Broadcasting - The WB Network        31            23         84        56
 Cable Networks - HBO                482           426      1,452     1,301
 Cable                             1,060           955      3,146     2,863
 Intersegment elimination           (115)         (129)      (322)     (338)

 Total revenues                   $2,857        $2,720     $8,190    $7,817

 Business segment operating income before
    depreciation and amortization:
 Filmed Entertainment -
   Warner Bros.                   $  161        $  146     $  466    $  423
 Broadcasting - The WB Network       (21)          (27)       (59)      (63)
 Cable Networks - HBO                107            91        306       259
 Cable                               454           390      1,304     1,134
                                     701           600      2,017     1,753

 Depreciation and amortization      (366)         (323)    (1,027)     (908)

 Business segment operating income   335           277        990       845

 Interest and other, net            (146)         (147)     (157)     (369)
 Minority interest                   (64)          (52)     (228)     (154)
 Corporate services                  (18)          (17)      (54)      (52)

 Income before income taxes          107            61       551       270
 Income tax provision                (27)          (10)      (64)      (49)

 Net income                        $  80        $   51    $  487    $  221

TIME WARNER INC. AND ENTERTAINMENT GROUP
NOTES TO STATEMENTS OF OPERATIONS

 Note 1: Basis of Presentation

 Time Warner classifies its business interests into four fundamental areas: Entertainment, consisting principally of interests in recorded music and music publishing, filmed entertainment, television production, television broadcasting and theme parks; Cable Networks, consisting principally of interests in cable television programming and sports franchises; Publishing, consisting principally of interests in magazine publishing, book publishing and direct marketing; and Cable, consisting principally of interests in cable television systems. A majority of Time Warner's interests in filmed entertainment, television production, television broadcasting and cable television systems, and a portion of its interests in cable television programming are held through Time Warner Entertainment Company, L.P. ("TWE"). Time Warner owns general and limited partnership interests in TWE consisting of 74.49% of the pro rata priority capital ("Series A Capital") and residual equity capital ("Residual Capital"), and 100% of the senior priority capital ("Senior Capital") and junior priority capital ("Series B Capital"). The remaining 25.51% limited partnership interests in the Series A Capital and Residual Capital of TWE are held by a subsidiary of U S WEST, Inc. Time Warner does not consolidate TWE and certain related companies (the "Entertainment Group") for financial reporting purposes. No portion of TWE's net income for the nine months ended September 30, 1997 and 1996 was allocated to the limited partnership interests.

 Note 2: TBS Transaction

 On October 10, 1996, Time Warner acquired the remaining 80% interest in Turner Broadcasting System, Inc. ("TBS") that it did not already own. In connection therewith, Time Warner issued approximately 179.8 million shares of common stock to the former shareholders of TBS capital stock and approximately 14 million stock options to replace all outstanding TBS stock options. Time Warner also assumed approximately $2.8 billion of indebtedness. The acquisition cost of approximately $6.2 billion was preliminarily allocated to the net assets acquired in accordance with the purchase method of accounting for business combinations.

 Note 3: Gain on Sale of Investment in E! Entertainment Television, Inc.

 In the first quarter of 1997, TWE sold its 58% interest in E!
 Entertainment Television, Inc. A pretax gain of approximately $250 million relating to this sale has been reflected in the Entertainment Group's combined statement of operations for the nine months ended September 30, 1997.

 Note 4:  Income Taxes

 The relationship between income before income taxes and income tax expense of Time Warner is affected by the amortization of goodwill and certain other financial statement expenses that are not deductible for income tax purposes. Income tax expense of Time Warner includes all income taxes related to its allocable share of partnership income and its equity in the income tax expense of corporate subsidiaries of the Entertainment Group.

                         SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 20, 1997.


                                TIME WARNER INC.


                                By:  /s/  John A. LaBarca
                                   Name:  John A. LaBarca
                                   Title: Senior Vice President